Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Management of the Fund” and “Financial Highlights” in each Prospectus, and “Risk Oversight,” “Committee Structure – Audit Committee” and “Additional Information – Independent Registered Public Accounting Firm” in each Statement of Additional Information and to the incorporation by reference of our reports on Van Eck VIP Global Bond Fund (formerly Worldwide Bond Fund), Van Eck VIP Emerging Markets Fund (formerly Worldwide Emerging Markets Fund) and Van Eck VIP Global Hard Assets Fund (formerly Worldwide Hard Assets Fund) dated February 18, 2010, and on Van Eck VIP Multi-Manager Alternatives Fund (formerly Worldwide Multi-Managers Alternatives Fund) dated February 19, 2010 in the Registration Statement (Form N-1A No. 811-05083 and No. 033-13019) of the Van Eck VIP Trust (formerly Van Eck Worldwide Insurance Trust) dated May 1, 2010.

/s/ Ernst & Young LLP

New York, New York
April 26, 2010